                                                                  EXHIBIT 4.7


                                 LOAN AGREEMENT

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    PRINCIPAL           DATE          MATURITY       LOAN NO       CALL     COLLATERAL     ACCOUNT       OFFICER     INITIALS
  $25,000,000.00     09-11-1996      09-11-1999                                                            536
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

 References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
--------------------------------------------------------------------------------

BORROWER:  SEARCH FUNDING II, INC.      LENDER:  HIBERNIA NATIONAL BANK
           (TIN: 75-2554995)                     (TIN: 72-0210640)
           700 NORTH PEARL STREET                313 CARONDELET STREET
           SUITE 400, L.B. 401                   POST OFFICE BOX 61540
           DALLAS, TEXAS  75201-7490             NEW ORLEANS, LOUISIANA  70161

================================================================================

THIS LOAN AGREEMENT between SEARCH FUNDING II, INC. ("BORROWER") and HIBERNIA NATIONAL BANK ("LENDER") is made and executed on the following terms and conditions. Borrower has applied to Lender for a loan or loans and other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement.

DEFINITIONS. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Louisiana Commercial Laws - Secured Transactions (La.-R.S. 10:9-101, et seq.). All references to dollar amounts shall mean amounts in lawful money of the United States of America.

    ADVANCE. The word "Advance" means a disbursement of Loan funds under this Agreement.

    AGREEMENT. The word "Agreement" means this Loan Agreement, as this Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached or to be attached to this Loan Agreement from time to time.

    BORROWER. The word "Borrower" means individually, collectively and interchangeably SEARCH FUNDING II, INC., and all other persons and entities signing Borrower's Note.

    BORROWING BASE. THE WORDS "BORROWING BASE" MEAN THE LESSER OF (A) $25,000,000.00; or (b) 65% of the aggregate amount of the outstanding principal and interest owed to Borrower under Borrower's Eligible Paper.

    BUSINESS DAY. The words "Business Day" mean a day on which commercial banks are open for business in New Orleans, Louisiana, excluding Saturdays and Sundays.

    CHATTEL PAPER. The words "Chattel Paper" mean a writing or writings which evidence BOTH a monetary obligation AND a security interest in, or a lease of, specific goods as security for payment of the monetary obligation. Chattel Paper does not include written evidences of unsecured monetary obligations.

    COLLATERAL. The word "Collateral" means and includes individually, collectively, interchangeably and without limitation all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise, including all accessions, additions, replacements, and substitutions and all related accounts, inventory, contract rights, and general intangibles. The word "Collateral" includes without limitation all collateral described below in the section titled "COLLATERAL."

    DEBTOR. The word "Debtor" means individually, collectively and interchangeably each person or entity obligated upon any Chattel Paper and any grantor of a security interest as security for any Chattel Paper.

    ELIGIBLE PAPER. The words "Eligible Paper" mean, at any time, Borrower's Chattel Paper which Lender, in the reasonable exercise of its credit judgment, finds acceptable. Unless otherwise agreed to by Lender in writing, Eligible Paper does not include:

         (a) Chattel Paper that does not evidence a security interest in a motor vehicle.

         (b) Chattel Paper that is not encumbered by a first priority perfected Security Interest, granted in favor of Lender, where first priority perfection is confirmed by evidence or opinions reasonably acceptable to Lender.

         (c) Chattel Paper that is not free and clear of all security interests, liens, encumbrances, and claims of third parties, except for Permitted Liens.

         (d) Chattel Paper in which any person or entity (including any subsidiary or affiliate of Borrower) other than Borrower owns any interest.

         (e) Chattel Paper that evidences a security interest that has not been perfected within a reasonable time after origination of the Chattel Paper.

         (f) Chattel Paper that is not delivered to Lender within a reasonable period (as determined by Lender in its sole discretion) after origination or acquisition by Borrower.

         (g) Chattel Paper with three (3) or more cumulative contractual payments past due.

         (h) Chattel Paper with respect to which the Debtor has been granted more than two (2) extensions during the most recent consecutive twelve (12) month period.

         (i) Chattel Paper of any Debtor who, after incurring the indebtedness evidenced by the Chattel Paper, has filed or has had filed against it a petition in bankruptcy, insolvency proceeding, or other proceeding under any other debtor-in-relief acts; or who has had appointed a trustee, custodian, or receiver for the assets of such Debtor; or who has made an assignment for the benefit of creditors or has become insolvent or fails generally to pay the debts of the Debtor as such debts become due; or who is in a debt repayment, consolidation or restructure plan under the auspices, direction or control of any entity or agency involved in providing credit rehabilitation or counseling service (including, without limitation, Consumer Credit Counselors).

         (j) Chattel Paper that has been referred to an attorney for collection.

         (k) Chattel Paper that evidences a security interest in any goods that are in the possession of Borrower or any agent of Borrower.

09-11-1996                      LOAN AGREEMENT                            PAGE 2
LOAN NO.                         (CONTINUED)
================================================================================


         (l) Chattel Paper that represents a renewal or a restructure of a monetary obligation, in whole or in part, in which the prior delinquency of the Debtor was a consideration in the renewal or restructure.

         (m) Chattel Paper not payable in substantially equal monthly installments until maturity or with a final installment equal to two or more times the regular monthly installments.

         (n) Chattel Paper with respect to which the Debtor is a shareholder, director, officer, employee or agent of Borrower.

         (o) Chattel Paper with respect to which the Debtor is a subsidiary of, or affiliated with or related to Borrower or any shareholder, director or officer of Borrower.

         (p) Chattel Paper with respect to which the obligations of the Debtor may be conditional.

         (q) Chattel Paper with respect to which the Debtor is not a resident of the United States, except to the extent such Chattel Paper is supported by security interests, insurance, bonds, or other assurances reasonably satisfactory to Lender.

         (r) Chattel Paper with respect to which Borrower is or may become liable to the Debtor for goods sold or services rendered by the Debtor to Borrower.

         (s) Chattel Paper which is subject to any discount (other than discounts for unearned interest), credit, dispute, counterclaim or setoff in favor of the Debtor.

         (t) Chattel Paper with respect to which Lender, using its reasonable credit judgment, deems ineligible.

         (u) Chattel Paper with respect to which the Debtor is the United States government or any department or agency of the United States.

         (v) Chattel Paper not supported by appropriate documentation as determined by Lender in its sole, but reasonable, discretion.

    ERISA. The word "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    EVENT OF DEFAULT. The words "Event of Default" mean individually, collectively, and interchangeably any of the Events of Default set forth below in the section titled "EVENTS OF DEFAULT."

    EXPIRATION DATE. The words "Expiration Date" mean the earlier of (a) in the event an Event of Default occurs, the date Lender demands repayment, in full, of the aggregate unpaid principal amount of all Advances then outstanding and all accrued unpaid interest, together with all other applicable fees, costs and charges, if any, not yet paid, (b) the date of termination of Lender's commitment to lend under this Agreement, or (c) the latest stated maturity date of the Note and any renewals and extensions of the Note (PROVIDED, HOWEVER, THAT LENDER HAS MADE NO COMMITMENT TO, AND IS NOT OBLIGATED TO, RENEW THE NOTE OR EXTEND THE MATURITY DATE OF THE NOTE).

    GRADE D PAPER. The words "Grade D Paper" mean and include all Chattel Paper for which Borrower sends more than one statement per calendar month to the Debtor and all Chattel Paper which otherwise conforms to "D paper" grading standards for the non-prime automobile loan industry.

    GRANTOR. The word "Grantor" means and includes individually, collectively, interchangeably and without limitation each and all of the persons or entities granting a Security Interest in any Collateral for the Indebtedness, including without limitation Borrower and each Guarantor granting such a Security Interest.

    GUARANTOR. The word "Guarantor" means and includes individually, collectively, interchangeably and without limitation, SEARCH CAPITAL GROUP, INC., and each and all other guarantors, sureties, and accommodation parties in connection with any Indebtedness.

    INDEBTEDNESS. The word "Indebtedness" means and includes individually, collectively, interchangeably and without limitation, any and all present and future loans, extensions of credit, liabilities and/or obligations of every nature and kind whatsoever that Borrower may now and in the future owe to or incur in favor of Lender and its successors or assigns, including without limitation, Borrower's Indebtedness in favor of Lender under the Note, whether such loans, extensions of credit, liabilities and/or obligations are direct or indirect, or by way of assignment, and whether related or unrelated, or whether committed or purely discretionary, and whether absolute or contingent, voluntary or involuntary, determined or undetermined, liquidated or unliquidated, due or to become due, together with interest, costs, expenses, attorneys' fees and other fees and charges, whether or not any such Indebtedness may be barred under any statute of limitations or may be otherwise unenforceable or voidable for any reason.

    LENDER. The word "Lender" means HIBERNIA NATIONAL BANK (TIN: 72-0210640), its successors and assigns, and any subsequent holder or holders of Borrower's Loan and Note, or any interest therein.

    LINE OF CREDIT. The words "Line of Credit" mean the credit facility described in the section titled "LINE OF CREDIT."

    LOAN. The words "Loan" and "Loans" mean and include any and all loans and financial accommodations from Lender to Borrower hereunder whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time, and further including any and all subsequent amendments, additions, substitutions, renewals and refinancings of Borrower's Loan.

    NOTE. The word "Note" means Borrower's promissory note or notes evidencing Borrower's Loan obligations in favor of Lender, as well as any substitute, replacement or refinancing note or notes therefor. The Note initially evidencing Borrower's Loan obligations in favor of Lender shall be drawn for the maximum amount of the Borrowing Base, shall provide for interest at the rate established for the Line of Credit, shall provide for payment, in full, of all principal interest and other charges by no later than the Expiration Date, and shall contain such other provisions (including, without limitation, provisions relating to calculation of interest, acceleration, default interest, cross-defaults, rights upon default, payment application, and attorneys' fees) as customarily incorporated by Lender in its commercial loan notes. ALTHOUGH THE WORD "NOTE" INCLUDES REFINANCINGS, LENDER IS UNDER NO OBLIGATION TO RENEW THE NOTE OR EXTEND THE MATURITY DATE OF THE NOTE OR ANY SUBSTITUTE, REPLACEMENT OR REFINANCING NOTE OR NOTES THEREFOR.

    PERMITTED LIENS. The words "Permitted Liens" mean (a) Security Interests securing Indebtedness owed by Borrower to Lender; (b) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (c) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens securing obligations which were incurred prior to Borrower's acquisition of the property subject to such liens; (d) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent or are being contested in good faith; and (e) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by Lender in writing.

09-11-1996                      LOAN AGREEMENT                            PAGE 3
LOAN NO.                         (CONTINUED)
================================================================================


    RELATED DOCUMENTS. The words "Related Documents" mean and include individually, collectively, interchangeably and without limitation all promissory notes, credit agreements, loan agreements, guaranties, security agreements, mortgages, collateral mortgages, deeds of trust, and all other instruments, agreements, and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

    SECURITY AGREEMENT. The words "Security Agreement" mean and include individually, collectively, interchangeably and without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

    SECURITY INTEREST. The words "Security Interest" mean and include individually, collectively, interchangeably and without limitation any and all present and future mortgages, pledges, crop pledges, assignments and other security agreements directly or indirectly securing the repayment of Borrower's Loan and Note, whether created by law, contract, or otherwise.

APPLICATION FOR AND PURPOSE OF THE LOAN. Borrower has applied to Lender for a Loan in the aggregate principal amount of U.S. $25,000,000.00 for working capital.

LINE OF CREDIT. Lender agrees to make Advances to Borrower from time to time from the date of this Agreement to the Expiration Date, provided the aggregate amount of such Advances outstanding at any time does not exceed the Borrowing Base. Within the foregoing limits, Borrower may borrow, partially or wholly prepay, and reborrow under this Agreement as follows:

    CONDITIONS PRECEDENT TO EACH ADVANCE. Lender's obligation to make the initial Advance and any subsequent Advance to or for the account of Borrower under this Agreement is subject to the following conditions precedent, with all documents, instruments, opinions, reports, and other items required under this Agreement to be in form and substance satisfactory to Lender:

         (a) Lender shall have received evidence that this Agreement and all other Related Documents have been duly authorized, executed, and delivered by Borrower to Lender, including, without limitation (i) the Note, (ii) Security Agreements granting to Lender Security Interests in the Collateral, (iii) Financing Statements perfecting Lender's Security Interests; (iv) evidence of Insurance as required below; and
         (v) any other documents required under this Agreement or by Lender or its counsel.

         (b) Lender shall have received such opinions of counsel, supplemental opinions, and documents as Lender may reasonably request.

         (c) The Security Interests in the Collateral shall have been duly authorized, created, and perfected with first lien priority, subject to Permitted Liens, and shall be in full force and effect and Lender shall have received evidence, acceptable to Lender, of the priority of Lender's Security Interests in the Collateral as contemplated by this Agreement.

         (d) All guaranties required by Lender for the Line of Credit shall have been executed by each Guarantor, delivered to Lender, and shall be in full force and effect.

         (e) Lender, at its option and for its sole benefit, shall have conducted a review of Borrower's payment records, ledger sheets, and computer tapes or disks kept to record payment information, and Borrower's other books, records, and operations, and Lender shall be satisfied as to their condition.

         (f) Borrower shall have paid to Lender all fees, costs, and expenses specified in this Agreement and the other Related Documents as are then due and payable.

         (g) The representations and warranties set forth in this Agreement, in the other Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct in all material respects.

         (h) There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement, and Borrower shall have delivered to Lender the compliance certificate called for in the paragraph below titled "Compliance Certificate."

    MAKING LOAN ADVANCES. Advances under the Line of Credit, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by persons authorized, in writing, by Borrower. Lender may, but need not, require that all oral requests be confirmed in writing. Each Advance shall be conclusively deemed to have been made at the request of and for the benefit of Borrower (a) when credited to any deposit account of Borrower maintained with Lender or (b) when advanced in accordance with the instructions of an authorized person. Lender, at its option, may set a cutoff time, not earlier than noon, New Orleans time, after which all requests for Advances will be treated as having been requested on the next succeeding Business Day.

    OVERLINES AND OVERADVANCES. In the event the unpaid principal amount of the outstanding Advances under the Line of Credit ever exceeds $25,000,000.00 (the maximum amount of the Borrowing Base), Borrower agrees to pay the excess amount (an "OVERLINE") within two (2) Business Days after notice from Lender to Borrower. In the event the unpaid principal amount of the outstanding Advances under the Line of Credit ever exceeds the Borrowing Base, Borrower agrees to pay the excess amount (an "OVERADVANCE") within two (2) Business Days after notice from Lender to Borrower. Overlines and overadvances shall bear interest at the rate stated in the Note. If not sooner paid, interest on overlines and overadvances shall be paid on the last day of each month, until the Expiration Date. Upon request of Lender, Borrower shall execute a promissory note, payable to the order of Lender, to represent the amount of any overline and any overadvance; however, Borrower acknowledges and agrees that the records of Lender and this Agreement shall constitute conclusive evidence, absent manifest error, of any overline or overadvance and the obligation of Borrower to repay any overline or overadvance, with interest. All overlines and overadvances for which Lender has not demanded payment earlier, and all unpaid and accrued interest on overlines and overadvances not due and payable earlier, shall be due and payable on the Expiration Date. BORROWER ACKNOWLEDGES AND AGREES THAT LENDER IS NOT OBLIGATED TO BORROWER TO FUND ANY ADVANCE THAT WOULD CREATE AN OVERLINE OR AN OVERADVANCE.

    ADVANCES FOR INTEREST AND FEES. Borrower hereby authorizes Lender to make Advances under the Line of Credit in amounts necessary to pay any and all fees and charges provided for under this Agreement and in order to pay any accrued interest due under the Note. Any such Advance may, at the option of Lender, be funded directly to Lender or deposited into a deposit account of Borrower maintained with Lender (including a Dominion Account) which account may then be debited by Lender for the amount of such Advances. If no Event of Default has occurred, Lender hereby agrees to make all Advances necessary to pay any and all fees and charges provided for under this Agreement and in order to pay any accrued interest due under the Note even if the Advance creates an Overline or an Overadvance, and Borrower agrees to pay the amount of any such Overline or Overadvance within two (2) Business Days after notice from Lender to Borrower.

    INTEREST. The outstanding and unpaid principal balance under the Note shall bear interest at the rate stated in the Note. Borrower shall make payments of unpaid interest accrued on the outstanding and unpaid principal balance under the Note as provided for in the Note. All unpaid and accrued interest not due and payable earlier, shall be due and payable on the Expiration Date.

    UNUSED FACILITY FEE. In addition to interest, Borrower agrees to pay to Lender an unused facility fee on the daily average unused portion of the Line of Credit [the "unused portion" being the amount by which the maximum dollar amount of the Note ($25,000,000.00) exceeds

09-11-1996                      LOAN AGREEMENT                            PAGE 4
LOAN NO.                         (CONTINUED)
================================================================================


    the outstanding principal balance due under the Note] from the date of this Agreement through the Expiration Date, at the rate of 0.070% per annum, payable for each three (3) calendar month period (each calendar quarter), in arrears, fifteen (15) days after last day of each calendar quarter. The first unused facility fee payment is due on OCTOBER 15, 1996, covering the period beginning on the date of this Agreement through SEPTEMBER 30, 1996.

    MANDATORY PRINCIPAL REPAYMENTS. On the Expiration Date, Borrower shall pay to Lender in full the aggregate unpaid principal amount of all Advances then outstanding and all accrued unpaid interest, together with all other applicable fees, costs and charges, if any, not yet paid.

    FACILITY CHARGES. Borrower recognizes that Lender has incurred and will continue to incur certain costs and expenses in connection with establishing, maintaining, servicing, and administering the credit facility. To ensure that Lender is able to recover such costs and expenses, Borrower agrees that, notwithstanding any other provision of this Agreement, the Note, or the other Related Documents, Lender shall be entitled to collect the following facility charges, which Borrower hereby promises and agrees to pay:

         COMMITMENT FEE. A commitment fee of $62,500.00 [0.250% of the maximum dollar amount of the Line of Credit - $25,000,000.00], payable, in full, with or at the initial Advance of the Loan (Lender acknowledges that Borrower has paid $10,000.00 of this Commitment Fee, leaving a balance due of $52,500.00).

         MONITORING FEE. A monitoring fee of $1,500.00 per month for each month or portion of a month during the term of this Agreement. The monitoring fee for a month is due and payable on the first day of the following month.

         ANNUAL RENEWAL FEE. A annual renewal fee of $62,500.00 [0.250% of the maximum dollar amount of the Line of Credit - $25,000,000.00], payable, in full, on each annual anniversary of this Agreement prior to the Expiration Date.

         DUE DILIGENCE EXPENSES. All reasonable expenses incurred by Lender, including Lender's reasonable attorneys' fees, incurred by Lender for Lender's due diligence, payable by Borrower upon demand by Lender.

    EARLY TERMINATION. Lender agrees that Borrower shall have the right to terminate this Agreement prior to the Expiration Date upon Borrower (a) giving Lender ninety (90) days' written notice of termination and designating a termination effective date, (b) paying Lender, on the designated termination effective date, the aggregate unpaid principal amount of all Advances then outstanding and all accrued unpaid interest, together with all other applicable fees, costs and charges, if any, not yet paid, AND (c) paying Lender, on the designated termination effective date, a commitment cancellation charge equal to (i) $500,000.00 [2.000% of the maximum dollar amount of the Line of Credit - $25,000,000.00] if the early termination date occurs during the first year after the date of the Note,
    (ii) $250,000.00 [1.000% of the maximum dollar amount of the Line of Credit
    - $25,000,000.00] if the early termination occurs during the second year after the date of the Note, and (iii) $0.00 (i.e. without any commitment cancellation charge) if the early termination date occurs during the third year after the date of the Note. In the event, after the date of this Agreement, a renewal or substitute Note is executed to represent the Line of Credit indebtedness, these commitment cancellation charges shall apply during the term of the renewal or substitute Note (i.e., the "date of the Note" for purposes determining commitment cancellation charges shall be the date of the renewal or substitute Note), unless the renewal or substitute Note specifically provides otherwise.

    LOAN ACCOUNT. Lender shall maintain on its books a record of account in which Lender shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the Line of Credit. Lender shall provide Borrower with periodic statements of Borrower's account, which statements shall be considered to be correct and conclusively binding on Borrower, absent manifest error, unless Borrower notifies Lender to the contrary within thirty (30) days after Borrower's receipt of any such statement which Borrower deems to be incorrect.

COLLATERAL. To secure payment of the Line of Credit and performance of all other Loans, obligations and duties owed by Borrower to Lender, Borrower shall grant to Lender Security Interests in Borrower's present and future Chattel Paper, accounts, inventory, instruments, documents and general intangibles (the "COLLATERAL"). Lender's Security Interests in the Collateral shall be continuing liens and shall include the proceeds and products of the Collateral, including without limitation the proceeds of any insurance. With respect to the Collateral, Borrower agrees and represents and warrants to Lender:

    PERFECTION OF SECURITY INTERESTS. Borrower agrees to execute such financing statements and to take whatever other actions are requested by Lender to perfect and continue Lender's Security Interests in the Collateral and agrees to deliver possession to Lender of all property included in the Collateral for which possession by Lender is necessary to perfect and continue Lender's Security Interests. Lender acknowledges and agrees that delivery of certificates of title to motor vehicles in which a security interest has been granted as security for the payment of Borrower's Chattel Paper are not necessary by law to perfect and continue Lender's Security Interests in the Collateral. Contemporaneous with the execution of this Agreement, Borrower will execute one or more UCC financing statements and any similar statements as may be required by applicable law, and will file such financing statements and all such similar statements in the appropriate location or locations. Borrower hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue any Security Interest. Lender may at any time, and without further authorization from Borrower, file a carbon, photograph, facsimile, or other reproduction of any financing statement for use as a financing statement. Borrower will reimburse Lender for all expenses for the perfection, termination, and the continuation of the perfection of Lender's Security Interest in the Collateral. Borrower promptly will notify Lender of any change in Borrower's name including any change to the assumed business names of Borrower. Borrower also promptly will notify Lender of any change in Borrower's Employer Identification Number. Borrower further agrees to notify Lender in writing prior to any change in address or location of Borrower's chief executive office or should Borrower merge or consolidate with any other entity.

    DELIVERY AND POSSESSION OF ELIGIBLE PAPER. Borrower shall deliver to Lender all original instruments representing Eligible Paper. Upon request of Lender, Borrower shall deliver to Lender all other Eligible Paper documentation, including, without limitation, all original disclosure statements, security agreements, financing statements (unless financing statements are filed in which event Lender will be provided with a copy showing filing information), and all other supporting documentation. Also, upon request of Lender, Borrower shall deliver the original certificates of title to all motor vehicles in which a security interest has been granted as security for the payment of Borrower's Chattel Paper. With respect to Borrower, Lender shall be deemed to have exercised reasonable care in the custody and preservation of all Chattel Paper documents (including instruments and certificates of title) in the possession of Lender if Lender takes such action for that purpose as Borrower shall request or as Lender, in Lender's sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Borrower shall not of itself be deemed to be a failure to exercise reasonable care. Lender shall not be required to take any steps necessary to preserve any rights in any Chattel Paper against Debtors or other parties, nor to protect, preserve or maintain any security interest evidenced by any Chattel Paper.

    COLLATERAL SCHEDULES. Concurrently with the delivery of each Chattel Paper package under this Agreement, Borrower shall execute and deliver to Lender a statement for each package identifying the current principal balance and next payment due, and such other information as Lender may request, all in form and substance satisfactory to Lender. Thereafter and at such frequency as Lender shall require, Borrower shall execute and deliver to Lender such supplemental statements and such other matters and information relating to Borrower's Chattel Paper as Lender may request.

09-11-1996                      LOAN AGREEMENT                            PAGE 5
LOAN NO.                         (CONTINUED)
================================================================================


    COLLATERAL RECORDS. Borrower does now, and at all times hereafter shall, keep correct and accurate records of the Collateral and all payment and balance information, all of which records shall be available to Lender or Lender's representative upon demand for inspection and copying at any reasonable time. With respect to the Chattel Paper, Borrower agrees to keep and maintain such balance and payment history records as Lender may reasonably require, including, without limitation, delinquency information.

    REPRESENTATIONS AND WARRANTIES CONCERNING CHATTEL PAPER. With respect to the Chattel Paper, Borrower represents and warrants to Lender: (a) all present Chattel Paper of Borrower represents, and all future Chattel Paper of Borrower will represent, loans acquired by Borrower in the ordinary course of Borrower's business and in compliance and conformity with all applicable federal, state and local laws, ordinances, rules, and regulations, (b) each Chattel Paper represented by Borrower to be an Eligible Paper for purposes of this Agreement conforms to the requirements of the definition of an Eligible Paper; (c) all Chattel Paper information listed on schedules delivered to Lender will be true and correct, subject to immaterial variance; and (d) Lender, its assigns, or agents shall have the right at any time to inspect, examine, and review Borrower's records and to verify and confirm with Debtors the accuracy of such Chattel Paper information, and Borrower agrees to reimburse Lender for all of Lender's reasonable out-of-pocket expenses incurred in connection with any such inspection, examination, or review (excluding personnel costs of Lender or personnel costs of any independent contractor retained by Lender to conduct or assist in any such inspection, examination, or review).

    RIGHT TO COLLECT CHATTEL PAPER. Borrower may collect amounts due under any Chattel Paper, subject to the obligation of Borrower to deposit all collections in a Dominion Account. At any time after any Event of Default occurs, Lender may exercise its rights to collect the Chattel Paper and to notify Debtors to make payments directly to Lender for application to the Indebtedness.

    RELEASE OF COLLATERAL. Borrower may apply to Lender for a release of Collateral from the Security Interests in connection with a sale of Collateral by Borrower outside of the ordinary course of Borrower's business or in bulk. Borrower's release application will identify the Collateral to be sold, the gross sales price, an itemization of sales price attributed to the Collateral sold if the sale includes property of persons or entities other than Borrower, the net sale proceeds to be deposited into the Dominion Account, and such other information as Lender may reasonably request. Lender agrees to approve a release request if (a) no Overline shall be created or increased under the Line of Credit after the sale and the net sales proceeds attributable to the Collateral sold are deposited into the Dominion Account, (b) no Event of Default has occurred and the sale will not result in the occurrence of an Event of Default, and (c) the effect of the sale on the financial condition of Borrower and Guarantors will not result in a breach of any of the Financial Covenants contained in this Agreement. Any approval by Lender of a requested release will be evidenced by a separate writing and shall be effective upon the deposit of the net sale proceeds attributable to the Collateral sold, in good funds, into the Dominion Account. Lender agrees to execute all appropriate release documents for an approved release request and agrees to deliver the executed release documents to Borrower, or its designee, upon deposit of the net sale proceeds attributable to the Collateral sold into the Dominion Account or, if requested by Borrower or the Collateral purchaser, to allow the executed release documents to be held by an escrow agent pending deposit of the net sales proceeds attributable to the Collateral sold into the Dominion Account.

DOMINION ACCOUNT. Borrower shall establish and maintain one or more deposit accounts with Lender or with a bank designated by Lender ("DOMINION ACCOUNT") into which Borrower shall deposit, daily, all amounts paid on any Chattel Paper and from sales of any of the Collateral. All deposits shall be made no later than the first Business Day after receipt by Borrower. Borrower shall have no right to draw upon any Dominion Account. On the second Business Day after a deposit into a Dominion Account, the amount of the deposit shall be drawn from the Dominion Account by Lender and applied to repayment of the Loan.

LOCK BOX. Borrower agrees to instruct, in writing, all Debtors and others responsible for making payments on Chattel Paper and other amounts due to Borrower to make all payments to an address selected by Lender. Lender also has the independent right, but not a duty, to notify Debtors and others responsible for making payments on Chattel Paper or other amounts due to Borrower to make all payments to the address selected by Lender. All payments received by Lender and all payments received by Borrower will be deposited, daily, into a Dominion Account. All deposits of payments received by Lender shall be made to a Dominion Account no later than the first Business Day after receipt by Lender.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender as of the date of this Agreement and as of the date of each disbursement of Loan proceeds:

    ORGANIZATION. Borrower is a corporation which is duly organized, validly existing, and in good standing under the laws of the State of Texas, and is, or prior to the initial Advance will be, duly qualified to do business in, and in good standing under the laws of Arizona, Colorado, Florida, Georgia, Indiana, Kansas, Mississippi, Missouri, North Carolina, Ohio, Oklahoma, South Carolina, Tennessee, Utah and Virginia. Borrower is not qualified to do and is not doing business in any other jurisdiction.

    AUTHORIZATION. Borrower's execution, delivery and performance of this Agreement have been duly authorized, and do not conflict with, and will not result in a violation of, or constitute or give rise to an event of default under Borrower's Articles of Incorporation or Bylaws, or any agreement or other instrument which may be binding upon Borrower, or under any law or governmental regulation or court decree or order applicable to Borrower and/or its properties. Borrower has the power and authority to enter into Borrower's Loan and Note and to grant collateral security therefor. Borrower has the further power and authority to own and to hold all of its assets and properties, and to carry on its business as presently conducted.

    STOCK OWNERSHIP. Borrower is a wholly owned subsidiary of SEARCH CAPITAL GROUP, INC., a Delaware corporation that is a Guarantor of the Indebtedness and the owner of all the authorized and issued capital stock of Borrower.

    FIDUCIARY OBLIGATION OF BORROWER. Borrower shall act in a fiduciary capacity as to Lender with regard to receipt and collection by Borrower, in trust for and on behalf of Lender, of any and all amounts paid on the Collateral. ALL AMOUNTS PAID ON THE COLLATERAL SHALL BE DEPOSITED INTO A DOMINION ACCOUNT. Any diversion or use by Borrower of any portion of any amount paid on the Collateral shall constitute an Event of Default.

    FINANCIAL INFORMATION. Borrower's annual audited financial statements furnished to Lender are and were prepared in accordance with generally accepted accounting principles, Borrower's other financial statements furnished to Lender are and were prepared in accordance with generally accepted accounting principles (with the exception of year-end adjustments and footnoting), and all fairly present, in all material respects, Borrower's financial condition and solvency as of the date thereof. To the best of Borrower's knowledge, Borrower has no contingent obligations or liabilities that were not disclosed or reserved against in Borrower's financial statements or in the notes thereto. Since the dates of such financial statements, there has been no material adverse change in Borrower's financial condition or business.

    PROPERTIES. Except for Permitted Liens, Borrower owns and has good title to all of Borrower's properties free and clear of all security interests, and has not executed any security documents or financing statements relating to such properties. All of Borrower's properties are titled in Borrower's legal name, and Borrower has not used, or filed a financing statement under, any other name (other than the former names of Borrower disclosed in this Agreement) for at least the last five (5) years. Lender recognizes, however, that Borrower may elect not to apply for registration of a certificate of title to a repossessed motor vehicle in Borrower's name if, under applicable law, Borrower is allowed to resell the repossessed vehicle without such registration.

09-11-1996                      LOAN AGREEMENT                            PAGE 6
LOAN NO.                         (CONTINUED)
================================================================================


    HAZARDOUS SUBSTANCES. The terms "hazardous waste," "hazardous substance," "disposal," "release," and "threatened release," as used in this Agreement, shall have the same meanings as set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub.L.No.99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable federal, state or local laws, regulations, rules or ordinances adopted pursuant to any of the foregoing. Except as disclosed to and acknowledged by Lender in writing, Borrower agrees, represents and warrants that: (a) During the period of Borrower's ownership of Borrower's properties, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance by any person on, under, or about any of the properties; (b) Borrower has no knowledge of, or reason to believe that there has been (i) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance by any prior owners or occupants of any of the properties, or
    (ii) any actual or threatened litigation or claims of any kind by any person relating to such matters; (c) Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the properties shall use, generate, manufacture, store, treat, dispose of, or release any hazardous waste or substance on, under, or about any of the properties; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, rules and ordinances, including without limitation those laws, regulations, rules and ordinances described above. Borrower authorizes Lender and its agents to enter upon the properties to make such inspections and tests as Lender may deem appropriate to determine compliance of the properties with this section of this Agreement. Any inspections or tests made by Lender shall be at Borrower's expense and for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representations and warranties contained herein are based on Borrower's due diligence in investigating the properties for hazardous waste. Borrower hereby (i) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and
    (ii) agrees to indemnify and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release occurring prior to Borrower's ownership or interest in the properties, whether or not the same was or should have been known to Borrower. The provisions of this section of the Agreement, including the obligation to indemnify, shall survive the payment of the Indebtedness and the termination or expiration of this Agreement and shall not be affected by Lender's acquisition of any interest in any of the properties, whether by foreclosure or otherwise.

    LITIGATION. There are no suits or proceedings pending, or to the knowledge of Borrower, threatened against or affecting Borrower, any Guarantor, or the assets of Borrower or any Guarantor, before any court or by any governmental agency, other than those previously disclosed in documents filed by Borrower or any Guarantor with the Securities and Exchange Commission and delivered to Lender by Borrower or any Guarantor, which, if adversely determined, may have a material adverse effect on the financial condition or business of Borrower or any Guarantor.

    TAXES. To the best of Borrower's knowledge, all tax returns and reports of Borrower that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

    LIEN PRIORITY. Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any security agreements, or permitted the filing or attachment of any security interests on or adversely affecting any of the Collateral directly or indirectly securing repayment of Borrower's Loan and Note, that would be prior or that may in any way be superior to Lender's Security Interests and rights in and to such Collateral, except for Permitted Liens.

    BINDING EFFECT. This Agreement, the Note and all Security Agreements directly or indirectly securing repayment of Borrower's Loan and Note are binding upon Borrower as well as upon Borrower's successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

    COMMERCIAL PURPOSES. Borrower intends to use the Loan proceeds solely for business or commercial related purposes.

    EMPLOYEE BENEFIT PLANS. Each employee benefit plan as to which Borrower may have any liability complies in all material respects with all applicable requirements of law and regulations, and (a) no Reportable Event nor Prohibited Transaction (as defined in ERISA) has occurred with respect to any such plan, (b) Borrower has not withdrawn from any such plan or initiated steps to do so, and (c) no steps have been taken to terminate any such plan.

    LOCATION OF BORROWER'S REGISTERED OFFICE. The registered office of Borrower is 700 NORTH PEARL STREET, SUITE 400, L.B. 401, DALLAS, TEXAS 75201-7490, or as Borrower may otherwise notify Lender as required by this Agreement.

    LOCATION OF BORROWER'S CHIEF EXECUTIVE OFFICE. The chief executive office of Borrower [as pertinent under La.-R.S. 10:9-103(3)(d) and similar applicable laws] is 700 NORTH PEARL STREET, SUITE 400, L.B. 401, DALLAS, TEXAS 75201- 7490, or as Borrower may otherwise notify Lender as required by this Agreement.

    LOCATION OF BORROWER'S RECORDS. Borrower maintains an office and keeps its records concerning any of the Collateral at 700 NORTH PEARL STREET, SUITE 400, L.B. 401, DALLAS, TEXAS 75201-7490, or as Borrower may otherwise notify Lender as required by this Agreement.

    TAX IDENTIFICATION NUMBER. The Tax Identification Number of Borrower is 75-2554995, and this is the only Tax Identification Number used by Borrower for the last ten (10) years.

    TRADE NAMES. Borrower does not operate any of its businesses under any trade name, nor has Borrower operated any of its businesses under any trade name for a period of ten (10) years preceding the date of this Agreement, other than its former names, SEARCH AUTOMOBILE LEASING CORPORATION, HASSLEFREE FINANCE CORP., and AUTOMOBILE CREDIT FINANCE CORPORATION, SERIES 1994-I.

    INFORMATION. All information heretofore or contemporaneously herewith furnished by Borrower to Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of Borrower to Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

    SURVIVAL OF REPRESENTATION AND WARRANTIES. Borrower understands and agrees that Lender is relying upon the above representations and warranties in making the above referenced Loan and extending Loan Advances to Borrower. Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as Borrower's Loan and Note shall be paid in full, or until the Expiration Date, whichever is the last to occur.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will:

    BUSINESS IN OTHER JURISDICTIONS. Promptly inform Lender in writing of Borrower's election to do business in any jurisdiction other than the states of Arizona, Colorado, Florida, Georgia, Indiana, Kansas, Mississippi, Missouri, North Carolina, Ohio, Oklahoma, South Carolina,

09-11-1996                      LOAN AGREEMENT                            PAGE 7
LOAN NO.                         (CONTINUED)
================================================================================


    Tennessee, Texas, Utah and Virginia. Upon request of Lender, Borrower agrees to execute such financing statements and to take whatever other actions are requested by Lender to perfect and continue Lender's Security Interests in the Collateral for any other jurisdiction.

    CHANGES IN FINANCIAL CONDITION AND LITIGATION. Promptly inform Lender in writing of (a) all material adverse changes in the financial condition of Borrower or any Guarantor, and (b) the threat of, the institution of, or any adverse determination by final judgment in, any litigation, arbitration proceeding or governmental proceeding which could reasonably be expected to involve a claim against Borrower or any Guarantor for more than $100,000.00.

    FINANCIAL RECORDS. Maintain its books and records in accordance with generally accepted accounting principles, applied on a consistent basis, and permit Lender to examine and review Borrower's books and records at all reasonable times.

    FINANCIAL REPORTS. Prepare all annual financial statements and reports required to be provided under this Agreement in accordance with generally accepted accounting principles, applied on a consistent basis and prepare all other financial statements and reports required to be provided under this Agreement in accordance with generally accepted accounting principles (with the exception of year-end adjustments and footnoting), applied on a consistent basis, and each statement and report shall be certified as being true and correct, in all material respects, to the best knowledge and belief, by the chief financial officer of the entity for which the report was prepared or other officer or person acceptable to Lender.

    ANNUAL FINANCIAL STATEMENTS - BORROWER. Without demand or request by Lender, furnish Lender with, as soon as available, but in no event later than one hundred twenty (120) days after the end of each fiscal year, Borrower's fiscal year-end financial statements (including balance sheet and income statement and a statement of cash flows) audited by a certified public accountant satisfactory to Lender and accompanied by the unqualified opinion of the certified public accountant. The certified public accounting firm of BDO Siedman shall be qualified as a certified public accountant satisfactory to Lender.

    ANNUAL FINANCIAL STATEMENTS - SEARCH CAPITAL GROUP. Without demand or request by Lender, furnish Lender with, as soon as available, but in no event later than one hundred twenty (120) days after the end of each fiscal year, fiscal year-end financial statements (including consolidated balance sheet, income statement and statement of cash flows) for Borrower's parent corporation, SEARCH CAPITAL GROUP, INC., prepared in the form of consolidated statements for the parent corporation and all of its subsidiaries, including Borrower, audited by a certified public accountant satisfactory to Lender and accompanied by the unqualified opinion of the certified public accountant. The certified public accounting firm of BDO Siedman shall be qualified as a certified public accountant satisfactory to Lender.

    MONTHLY FINANCIAL STATEMENTS - BORROWER. Without demand or request by Lender, furnish Lender with, as soon as available, but in no event later than ten (10) Business Days after the end of each calendar month, Borrower's month- end financial statements (including balance sheet and income statement) for the prior month, prepared and certified as correct, in all material respects, subject to year-end adjustments, to the best knowledge and belief, by Borrower's chief financial officer or other officer or person acceptable to Lender.

    MONTHLY FINANCIAL STATEMENTS - SEARCH CAPITAL GROUP. Without demand or request by Lender, furnish Lender with, as soon as available, but in no event later than ten (10) Business Days after the end of each calendar month, month-end financial statements (including balance sheet and income statement) for Borrower's parent corporation, SEARCH CAPITAL GROUP, INC., prepared in the form of consolidated statements for the parent corporation and all of its subsidiaries, including Borrower, for the prior month, prepared and certified as correct, in all material respects, subject to year-end adjustments, to the best knowledge and belief, by the chief financial officer of SEARCH CAPITAL GROUP, INC., or other officer or person acceptable to Lender.

    MONTHLY ACCOUNTS RECEIVABLE AGING REPORTS. Without demand or request by Lender, furnish Lender with, as soon as available, but in no event later than ten (10) Business Days after the end of each calendar month, a schedule of Borrower's accounts receivable (including Chattel Paper) by account debtor (including Debtors), with aging. Each monthly accounts receivable report shall be prepared by Borrower and certified as correct, in all material respects, to the best knowledge and belief, by the chief financial officer of Borrower or other officer or person acceptable to Lender, and shall be in form and content acceptable to Lender. The gross amount of accounts receivable of Borrower shown on monthly accounts receivable reports must be equal to the amount of accounts receivable shown on Borrower's monthly financial statements prepared for the same month-end.

    BORROWING BASE CERTIFICATES. Without demand or request by Lender, by noon of each day Borrower makes a request for an Advance under the Line of Credit, by noon on the Wednesday following a week during which no Advance under the Line of Credit was requested, and at such other times as Lender may request, furnish Lender with a Borrowing Base Certificate, in reasonable detail and in form and content acceptable to Lender, prepared by Borrower and certified as correct, to the best knowledge and belief, by Borrower's chief financial officer or other officer or person acceptable to Lender, identifying the calculation of the Borrowing Base utilizing balance and eligibility information current as of the date the Borrowing Base Certificate is furnished to Lender.

    WEEKLY RECEIPTS SCHEDULES. Without demand or request by Lender, within four (4) Business Days after the end of each week and at such other times as Lender may request, furnish Lender with weekly receipts schedules identifying, in detail, each Chattel Paper payment included in each Dominion Account deposit made by Borrower during the prior week. Weekly receipt schedules shall be prepared by Borrower and certified as correct, to the best knowledge and belief, by the chief financial officer of Borrower or other officer or person acceptable to Lender, and shall be in form and content acceptable to Lender.

    TAX RETURNS. Upon request of Lender, furnish Lender with copies of the most current federal tax returns filed by Borrower and each Guarantor, with all schedules and supporting documentation.

    PUBLIC DOCUMENTS. Without demand or request by Lender, within thirty (30) days of the filing of each, furnish Lender with copies of the 10-K, 10-Q, and each other document filed by Borrower or any Guarantor with the Securities and Exchange Commission.

    ADDITIONAL INFORMATION. Furnish such additional information, statements and reports with respect to the financial condition and business operations of Borrower and Guarantors as Lender may reasonably request from time to time.

    VEHICLE TITLES. Secure original certificates of title to all motor vehicles in which a security interest has been granted as security for the payment of Borrower's Chattel Paper and, upon request of Lender, allow inspection of all such original certificates of title or deliver possession of such original certificates of title to Lender, as requested by Lender. Lender acknowledges that an affiliate of Borrower, rather than Borrower, may be reflected as the secured party or lienholder on a certificate of title although the Chattel Paper evidencing the security interest referred to on such certificate has been assigned to Borrower.

    NOTICE TO DEBTORS. Notify, in writing, all present and future Debtors and others responsible for payment on any Chattel Paper, to send all payments on Chattel Paper to the Lock Box address selected by Lender.

09-11-1996                      LOAN AGREEMENT                            PAGE 8
LOAN NO.                         (CONTINUED)
================================================================================


    INSURANCE. Maintain public liability insurance in form, amounts, coverages and with insurance companies reasonably acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be canceled or diminished without at least thirty (30) days' prior written notice to Lender.

    INSURANCE REPORTS. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; and (d) the expiration date of the policy.

    GUARANTIES. Prior to disbursement of any Loan proceeds, furnish executed guaranties of the Loans in favor of Lender, on Lender's forms, and in the amounts and by the guarantors named below:

                  GUARANTOR                                AMOUNTS
                  ---------                                -------
           SEARCH CAPITAL GROUP, INC.                     UNLIMITED

    OTHER AGREEMENTS. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

    LOAN PROCEEDS. Use all Loan proceeds solely for Borrower's working capital needs incurred in the ordinary course of Borrower's business.

    TAXES, CHARGES AND LIENS. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or properties, income, or profits of Borrower, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of the properties, income, or profits of Borrower. Provided, however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (a) the legality of the same shall be contested in good faith by appropriate proceedings, and (b) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with generally accepted accounting principles. Borrower, upon demand of Lender, will furnish to Lender evidence of payment of the assessments, taxes, charges, levies, liens and claims and will authorize the appropriate governmental official to deliver to Lender at any time a written statement of any assessments, taxes, charges, levies, liens and claims against properties, income, or profits of Borrower.

    PERFORMANCE. Perform and comply with all terms, conditions and provisions set forth in this Agreement and in all other instruments and agreements between Borrower and Lender in a timely manner, and promptly notify Lender if Borrower learns of the occurrence of any event which constitutes an Event of Default under this Agreement.

    OPERATIONS. Substantially maintain its present executive and management personnel; conduct its business affairs in a reasonable and prudent manner and in compliance in all material respects with all applicable federal, state and local laws, ordinances, rules and regulations respecting its properties, charters, businesses and operations, including, without limitation, compliance with the Americans With Disabilities Act and with all minimum funding standards and other requirements of ERISA and other laws applicable to Borrower's employee benefit plans.

    CHATTEL PAPER FORMS. Acquire Chattel Paper only on forms of notes, security agreements, disclosure statements and other documents that are all in compliance and conformity with all applicable laws, ordinances, rules, and regulations.

    BANKING RELATIONSHIP AND ACCOUNTS. Establish and maintain Lender as the principal and primary banking establishment of Borrower and all significant operating accounts of Borrower shall be maintained with Lender.

    INSPECTION. Permit employees or agents of Lender at any reasonable time to inspect any and all collateral for the Loan or Loans and Borrower's other properties and to examine or review Borrower's books, accounts, ledger sheets, and records and to make copies and memoranda of Borrower's books, accounts, ledger sheets, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower's expense.

    CHANGE OF LOCATION. Immediately notify Lender in writing of any additions to or changes in the location of Borrower's businesses or Borrower's chief executive office.

    TITLE TO ASSETS AND PROPERTY. Maintain good and indefeasible title to all of Borrower's assets and properties.

    NOTICE OF DEFAULT AND ERISA MATTERS. Forthwith upon learning of the occurrence of any of the following, Borrower shall provide Lender with written notice thereof, describing the same and the steps being taken by Borrower with respect thereto: (a) the occurrence of any Event of Default,
    (b) the occurrence or existence of matter or event which, with notice from Lender and expiration of any applicable cure period, would be an Event of Default, or (c) the occurrence of a Reportable Event or a Prohibited Transaction (as defined in ERISA) under, or the institution of steps by Borrower to withdraw from, or the institution of any steps to terminate, any employee benefit plan as to which Borrower may have any liability.

    OTHER INFORMATION. From time to time, Borrower will provide Lender with such other information as Lender may reasonably request.

    EMPLOYEE BENEFIT PLANS. So long as this Agreement remains in effect, Borrower will maintain each employee benefit plan as to which it may have any liability, in compliance with all applicable requirements of law and regulations.

    OTHER AGREEMENTS. Borrower will not enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

    COMPLIANCE CERTIFICATE. Unless waived in writing by Lender, provide Lender at least annually and at the time of each disbursement of Loan proceeds with a certificate executed by Borrower's chief financial officer, or other officer or person acceptable to Lender, certifying that the representations and warranties set forth in this Agreement are true and correct, in all material respects, as of the date of the certificate and further certifying that, as of the date of the certificate, no Event of Default exists under this Agreement.

    ADDITIONAL ASSURANCES. Make, execute and deliver to Lender such promissory notes, security agreements, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

09-11-1996                      LOAN AGREEMENT                            PAGE 9
LOAN NO.                         (CONTINUED)
================================================================================


NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that as long as this Agreement remains in effect Borrower shall not, without the prior written consent of Lender:

    GRADE D PAPER ACQUISITIONS. Acquire Grade D Paper other than as a part of bulk acquisitions of seasoned Chattel Paper pools from entities that have been actively engaged in the automobile loan industry for at least one (1) year prior to the acquisition. The value of Grade D Paper included in any such bulk acquisition may not exceed 15% of the value of the Chattel Paper acquired.

    COMMINGLING OF ELIGIBLE PAPER. Include as Eligible Paper any Chattel Paper that is not owned solely by Borrower.

    ISSUANCE OF SHARES. Issue, sell or otherwise dispose of, any shares of its capital stock or other securities, or rights, warrants or options to purchase or acquire any shares or securities of Borrower other than shares of its capital stock issued as stock dividends; provided, however, that (a) Borrower shall be allowed to issue its shares and securities to, and acquire its shares and securities from, its parent corporation, SEARCH CAPITAL GROUP, INC., and (b) Borrower may also issue its shares and securities to, and acquire its shares and securities from, others if, after the transaction, SEARCH CAPITAL GROUP, INC., owns and controls more than 50% of the voting rights for the election of directors.

    REDEMPTION OF SHARES. Redeem, retire or repurchase any shares of its capital stock or other securities, except as permitted under "Issuance of Shares," above.

    INDEBTEDNESS AND LIENS. (a) Create, incur or assume indebtedness for borrowed money, including capital leases, other than (i) trade debt incurred in the normal course of business, or (ii) indebtedness to Lender contemplated by this Agreement, (b) except as allowed as a Permitted Lien grant a security interest in, or otherwise encumber, any of the Collateral,
    (c) sell, transfer, or otherwise alienate any of Borrower's inventory outside of the normal course of business, or (d) sell, transfer, or otherwise alienate any of Borrower's Chattel Paper.

    CONTINUITY OF OPERATIONS. (a) Engage in any business activities substantially different than those in which Borrower is presently engaged,
    (b) operate under any trade name other than trade names, if any, identified in this Agreement, (c) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change ownership, dissolve or transfer or sell Collateral out of the ordinary course of business, or (d) purchase or retire any of Borrower's outstanding shares or alter or amend Borrower's capital structure, except in each case as permitted under "Issuance of Shares," above.

    LOANS, ACQUISITIONS AND GUARANTIES. (a) Loan, invest in or advance money or assets other than in the ordinary course of business, (b) purchase, create or acquire any interest in any other enterprise or entity, or (c) incur any obligation as surety or guarantor other than in the ordinary course of business.

FINANCIAL COVENANTS. Borrower covenants and agrees with Lender that as long as this Agreement remains in effect Borrower and Guarantors shall comply with the following financial covenants:

    DEFINITIONS. For purposes of testing compliance with these Financial Covenants the following terms shall have the following meanings. Except as otherwise provided by these defined terms, all computations made to determine compliance with these Financial Covenants shall be made on a consolidated basis for SEARCH CAPITAL GROUP, INC., and all of its subsidiaries, in accordance with generally accepted accounting principles, applied on a consistent basis, and certified as true and correct, in all material respects, to the best knowledge and belief, by the chief financial officer of SEARCH CAPITAL GROUP, INC., or other officer or person acceptable to Lender.

         ADJUSTED NET WORTH. The term "Adjusted Net Worth" shall mean the Stated Net Worth of SEARCH CAPITAL GROUP, INC, and its subsidiaries, on a consolidated basis, plus Subordinated Debt, less Intangibles, and less amounts (a) due from any shareholder, director, officer, employee or agent of SEARCH CAPITAL GROUP, INC., or of any subsidiary or affiliate of SEARCH CAPITAL GROUP, INC., or (b) due from any person or entity (other than a subsidiary) which is affiliated with, or related to,SEARCH CAPITAL GROUP, INC., or any of its subsidiaries, or any of the shareholders, officers, or directors of SEARCH CAPITAL GROUP, INC., or any of its subsidiaries.

         DEBT. The term "Debt" shall mean all liabilities of SEARCH CAPITAL GROUP, INC., and its subsidiaries, on a consolidated basis, INCLUDING SUBORDINATED DEBT.

         INTANGIBLES. The term "Intangibles" shall mean all of the intangible assets of SEARCH CAPITAL GROUP, INC., and its subsidiaries, on a consolidated basis, including goodwill, trademarks, patents, copyrights, organizational expenses, and similar intangible expenses, but excluding leaseholds and leasehold improvements.

         SUBORDINATED DEBT. The term "Subordinated Debt" shall mean indebtedness and liabilities of SEARCH CAPITAL GROUP, INC., and its subsidiaries which have been subordinated by written agreement to the Indebtedness, and to the indebtedness of any Guarantor to Lender, in form and substance acceptable to Lender.

         STATED NET WORTH. The term "Stated Net Worth" shall mean the total assets of SEARCH CAPITAL GROUP, INC., and its subsidiaries, on a consolidated basis, less total Debt.

    MINIMUM ADJUSTED NET WORTH. SEARCH CAPITAL GROUP, INC., shall maintain an Adjusted Net Worth of no less than $20,000,000.00.

    MAXIMUM LEVERAGE POSITION. SEARCH CAPITAL GROUP, INC., shall maintain a leverage position of no more than 5.00 to 1.00, where leverage position is the result of the following formula:

                            Debt - Subordinated Debt
                      ------------------------------------
                      Stated Net Worth + Subordinated Debt

    TESTING FREQUENCY. Compliance with Minimum Adjusted Net Worth and Maximum Leverage Position requirements shall be tested quarterly (based on the fiscal year of SEARCH CAPITAL GROUP, INC.) based on the then most recent financial statements of SEARCH CAPITAL GROUP, INC., and its subsidiaries, on a consolidated basis.

CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if:
(a) Borrower or any Guarantor is in default under the terms of this Agreement or any of the other Related Documents or any other agreement that Borrower or any Guarantor has with Lender, (b) Borrower or any Guarantor becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt, (c) there occurs a material adverse change in Borrower's financial condition, in the financial condition of any Guarantor, or in the total value of the Collateral securing any Loan, (d) Borrower or any Grantor seeks, claims or otherwise attempts to limit, modify or revoke any Security Interest granted to Lender, or (e) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor's guaranty of the Loan or any other loan with Lender.

09-11-1996                      LOAN AGREEMENT                           PAGE 10
LOAN NO.                         (CONTINUED)
================================================================================


INSECURITY. Borrower agrees that, even though no Event of Default shall have occurred, Lender shall have the right to demand, by written notice to Borrower, full repayment, subject to the provisions of this paragraph, of the aggregate unpaid principal amount of all Advances then outstanding and all accrued unpaid interest, together with all other applicable fees, costs and charges, if any, not yet paid, if (a) Lender in good faith deems itself insecure, or (b) the results of any annual review by Lender of Borrower's books, records or operations or the Collateral are not satisfactory to Lender. If such a repayment demand is made by Lender, even though no Event of Default shall have occurred, Borrower and Lender agree that, unless and until an Event of Default occurs, Borrower shall continue to have the right to request and receive Advances under the Line of Credit, subject to the other terms and conditions of this Agreement; provided, however, that, sixty (60) days after notice of Lender's repayment demand under this provision, the percentage of the aggregate amount of the outstanding principal and interest owed to Borrower under Borrower's Eligible Paper used to determine the Borrowing Base under the Line of Credit shall be reduced by five (5) percentage points and shall be further reduced by an additional five (5) percentage points every thirty (30) days thereafter. Additionally, after notice of Lender's repayment demand under this provision, Borrower shall not be obligated to pay any of the commitment cancellation charges, unused facility fees, or annual renewal fees otherwise due and payable under this Agreement or any of the Related Documents.

DEPOSIT ACCOUNTS. As collateral security for repayment of Borrower's Note and all renewals and extensions, as well as to secure any and all other loans, notes, indebtedness and obligations that Borrower may now and in the future owe to Lender or incur in Lender's favor, whether direct or indirect, absolute or contingent, due or to become due, of any nature and kind whatsoever, Borrower hereby grants Lender a continuing Security Interest in any and all funds that Borrower may now and in the future have on deposit with Lender or in certificates of deposit or other deposit accounts as to which Borrower is an account holder (with the exception of IRA, pension, and other tax-deferred deposits). Borrower further agrees that Lender may, after an Event of Default has occurred, apply any funds that Borrower may have on deposit with Lender or in certificates of deposit or other deposit accounts as to which Borrower is an account holder (with the exception of IRA, pension, and other tax-deferred deposits) against the unpaid balance of Borrower's Note and any and all other present and future indebtedness and obligations that Borrower may then owe to Lender, in principal, interest, fees, costs, expenses, and attorneys' fees; provided, however, that the Event of Default prerequisite for application authority shall not apply to any Dominion Account.

SPECIFIC DEPOSIT ACCOUNT DEBIT AUTHORIZATION. Without any demand or notice whatsoever, Borrower hereby authorizes Lender to debit any Dominion Account in order to pay any facility fee or facility charge due under this Agreement, in order to pay any overline or overadvance, and in order to pay any accrued interest due under the Note. Without any demand or notice whatsoever, Borrower hereby authorizes Lender, after an Event of Default occurs, to debit any one or more of Borrower's other deposit accounts with Lender (with the exception of IRA, pension, and other tax-deferred deposits) in order to pay any facility fee or facility charge due under this Agreement, in order to pay any overline or overadvance, and in order to pay any accrued interest due under the Note. Borrower hereby waives the right to notice of any account debit effected in accordance with this authorization, including, without limitation, the notice provided for under La.-R.S. 6:316, as amended.

EVENTS OF DEFAULT. The following actions or inactions or both shall constitute Events of Default under this Agreement:

    PAYMENT OF DIVIDENDS BY SEARCH CAPITAL GROUP, INC. Should SEARCH CAPITAL GROUP, INC., pay any dividends on its stock (other than dividends payable in its stock) unless (a) its Adjusted Net Worth (as defined in the FINANCIAL COVENANTS section above) exceeds $22,500,000.00, and (b) the dividend payment will not reduce its Adjusted Net Worth to amount equal to or less than $22,500,000.00.

    DEFAULT UNDER THE NOTE. Should Borrower default in the payment of any amounts due and payable under the Note.

    DEFAULT UNDER DOMINION ACCOUNT OBLIGATIONS. Should Borrower fail to deposit, into a Dominion Account, any collection made of any amounts due under any Chattel Paper, or any amount received from the sale of any of Borrower's inventory, within one (1) Business Day of receipt.

    DEFAULT IN PAYMENT OF OVERLINES OR OVERADVANCES. Should Borrower default in the payment of any Overline or Overadvance within two (2) Business Days after notice from Lender to Borrower.

    DEFAULT UNDER THIS AGREEMENT. Should Borrower violate, or fail to comply fully with, any of the other terms and conditions of, this Agreement, and such violation or failure shall not have been remedied within fifteen (15) days after notice of such violation or failure by Lender to Borrower.

    DEFAULT UNDER RELATED DOCUMENTS. Should any Guarantor violate, or fail to comply fully with, any of the other terms and conditions of, such Guarantor's guaranty of the Loan, and such violation or failure shall not have been remedied within fifteen (15) days after notice of such violation or failure by Lender to Borrower. Should, after expiration of any applicable cure periods, any event of default occur or exist under any other Related Document.

    OTHER DEFAULTS IN FAVOR OF LENDER. Should Borrower or any Guarantor default under any other loan, extension of credit, security agreement, or obligation in favor of Lender, and such default shall not have been remedied within fifteen (15) days after notice of such default by Lender to Borrower.

    DEFAULT IN FAVOR OF THIRD PARTIES. Should Borrower or any Guarantor default (after expiration of any applicable cure periods) under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement in favor of any other creditor or person involving in excess of $1,000,000.00, and such default shall not have been remedied within fifteen (15) days after notice of such default by Lender to Borrower.

    INSOLVENCY. Should the suspension of business, failure or insolvency, however evidenced, of Borrower or any Guarantor of Borrower's Loan and the Note occur or exist.

    VOLUNTARY READJUSTMENT OF INDEBTEDNESS. Should proceedings for readjustment of indebtedness, reorganization, bankruptcy, composition or extension under any insolvency law be brought by Borrower or any Guarantor.

    INVOLUNTARY READJUSTMENT OF INDEBTEDNESS. Should proceedings for readjustment of indebtedness, reorganization, bankruptcy, composition or extension under any insolvency law be brought against Borrower or any Guarantor, and such proceedings are not dismissed within sixty (60) days after commencement.

    ASSIGNMENT FOR BENEFIT OF CREDITORS. Should Borrower or any Guarantor file proceedings for a respite or make a general assignment for the benefit of creditors.

    RECEIVERSHIP. Should proceedings for the appointment of a receiver of all or any part of Borrower's property, or the property of any Guarantor, be commenced and such proceedings are not dismissed within sixty (60) days after commencement, or should a receiver be appointed for all or any part of Borrower's property, or the property of any Guarantor.

09-11-1996                      LOAN AGREEMENT                           PAGE 11
LOAN NO.                         (CONTINUED)
================================================================================


    DISSOLUTION PROCEEDINGS. Should proceedings for the dissolution or appointment of a liquidator of Borrower or any Guarantor be commenced by any person or entity other than Borrower and such proceedings are not dismissed within sixty (60) days after commencement, or should Borrower or any Guarantor be dissolved or have a liquidator appointed.

    FALSE STATEMENTS. Should any representation or warranty of Borrower or any Guarantor made in connection with the Loan prove to be incorrect or misleading in any material respect.

    DEFECTIVE COLLATERALIZATION - CHATTEL PAPER. Should any Related Document granting Lender a Security Interest in any of the Chattel Paper cease to be in full force and effect (including the failure of any such Related Document to create a valid and perfected security interest or lien in the Chattel Paper) at any time for any reason.

    DEFECTIVE COLLATERALIZATION - OTHER COLLATERAL. Should any Related Document granting Lender a Security Interest in any of the Collateral other than Chattel Paper cease to be in full force and effect (including the failure of any such Related Document to create a valid and perfected security interest or lien on such other Collateral) at any time for any reason, and such condition or failure shall not have been remedied within fifteen (15) days after notice thereof by Lender to Borrower.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, all commitments and obligations of Lender under this Agreement or the other Related Documents or any other agreement immediately will terminate (including any obligation to make further Loan Advances or disbursements), and, at Lender's option, all Loans immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise.

If any Event of Default shall occur, Lender shall have the right at its sole option, to accelerate payment of Borrower's Note in full, in principal, interest, costs, expenses, attorneys' fees, and other fees and charges, as well as to accelerate the maturity of any and all other loans and/or obligations that Borrower may then owe to Lender, whether direct or indirect, or by way of assignment or purchase of a participation interest, and whether absolute or contingent, liquidated or unliquidated, voluntary or involuntary, determined or undetermined, due or to become due, and whether now existing or hereafter arising, and whether Borrower is obligated alone or with others on a "solidary" or "joint and several" basis, as a principal obligor or as a surety, of every nature and kind whatsoever, whether any such indebtedness may be barred under any statute of limitations or otherwise may be unenforceable or voidable for any reason whatsoever.

If any Event of Default shall occur, Lender shall have the additional right, again at its sole option, to file an appropriate collection action against Borrower and/or against any Guarantor, and/or to proceed or exercise any rights against any Collateral then securing repayment of Borrower's Loan and Note. Borrower further agrees that Lender's remedies shall be cumulative in nature and nothing under this Agreement or otherwise, shall be construed as to limit or restrict the options and remedies available to Lender following any event of default under this Agreement or otherwise.

If any Event of Default shall occur, Lender shall have the additional right, again at its sole option, to notify Debtors to make payments directly to Lender and Lender may remove from the business premises of Borrower, all documents, files, ledgers, computer tapes and disks, and all other records relating to the Collateral to facilitate in making direct collections. Borrower shall be responsible for and pay all reasonable costs and expenses incurred by Lender in making direct collections, including Lender's internal costs and attorneys' fees. As soon as practical after receipt of payments directly from Debtors, Lender shall deposit the collections into a Dominion Account.

Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender's right to declare a default and to exercise its rights and remedies.

ADDITIONAL DOCUMENTS. Borrower shall provide Lender with the following additional documents:

    CORPORATE RESOLUTION - BORROWER. Borrower has provided or will provide Lender with a certified copy of resolutions properly adopted by Borrower's Board of Directors, and certified by Borrower's corporate secretary or assistant secretary, under which Borrower's Board of Directors authorized one or more designated officers or employees to execute this Agreement on behalf of Borrower and to execute the above referenced Note and any and all Security Agreements directly or indirectly securing repayment of the same, and to consummate the borrowings and other transactions as contemplated hereunder, and to consent to the remedies following Borrower's default as provided herein and under the above referenced Security Agreements.

    CORPORATE RESOLUTIONS - GUARANTORS. Borrower has provided or will provide Lender with certified copies of resolutions properly adopted by the Board of Directors of each Guarantor (or by a duly organized and authorized committee of the Board of Directors, if appropriate), and certified by the corporate secretary or assistant secretary of each Guarantor, under which the Board of Directors of each Guarantor (or a duly organized and authorized committee of the Board of Directors, if appropriate) authorized one or more designated officers or employees to execute the Related Documents on behalf of each Guarantor, and to consummate the transactions as contemplated hereunder, and to consent to the remedies provided for under the Related Documents.

    CERTIFICATION. Where required by Lender, Borrower has provided or will provide Lender with a certificate executed by Borrower's principal or executive officer, certifying that the representations and warranties set forth in this Agreement are true and correct, and further certifying that no Event of Default presently exists under this Agreement, or under Borrower's Note, or under any Security Agreement directly or indirectly securing repayment of the same, as of the date hereof.

    OPINION OF COUNSEL. Where required by Lender, Borrower has provided or will provide Lender with an opinion of Borrower's counsel certifying to and that: (a) this Agreement and Borrower's Note and Security Agreements constitute valid and binding obligations on the part of Borrower that are enforceable in accordance with their respective terms; (b) Borrower and each Guarantor are validly existing and in good standing; (c) Borrower has authority to enter into this Agreement and to consummate the transactions contemplated hereunder; (d) each Guarantor has authority to enter into the Related Documents and to consummate the transactions contemplated hereunder; and (e) such other matters as may have been requested by Lender or by Lender's counsel.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

    AMENDMENTS. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

    APPLICABLE LAW. This Agreement has been delivered to Lender and accepted by Lender in the State of Louisiana and all Advances and payments to be made hereunder shall be delivered in Louisiana. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana.

09-11-1996                      LOAN AGREEMENT                           PAGE 12
LOAN NO.                         (CONTINUED)
================================================================================


    CAPTION HEADINGS. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

    CONSENT TO LOAN PARTICIPATION. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loans to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower consents to the disclosure of such information by Lender to any one or more purchasers, or potential purchasers, and hereby waives any rights to privacy it may have with respect to such disclosure by Lender, but Borrower specifically reserves its rights to privacy with respect to any further disclosure or dissemination of such information by Lender's purchasers or potential purchasers. Lender agrees to notify Borrower of any sale or transfer of
    (a) the Loan in its entirety, and (b) any assignment of the "lead lender" position if participation interests in the Loan are sold or transferred. Borrower additionally waives any and all other notices of sale of participation interests, as well as all notices of any repurchase of participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loans and will have all the rights granted under this Agreement and under the participation agreement or agreements governing the sale of such participation interests.

    CONTROLLING TERMS. The Related Documents shall contain such terms and provisions as the parties thereto shall agree (including provisions for repayment, interest and security) and the terms and conditions of each of the Related Documents shall be cumulative and in addition to the terms and provisions of this Agreement, which shall apply to all other Related Documents. This Agreement and all of the other Related Documents shall be construed in such a manner as to give full force and effect to all provisions of this Agreement and the other Related Documents; however, in the event of any irreconcilable conflict between the terms and provisions contained in this Agreement and in any of the other Related Documents, the terms and provisions of this Agreement shall control.

    COSTS AND EXPENSES. Borrower agrees to pay, upon demand, all of Lender's out-of-pocket expenses, including reasonable attorneys' fees, incurred in connection with the preparation, execution, enforcement and collection of this Agreement or in connection with the Loans made pursuant to this Agreement. If an Event of Default occurs, Lender may pay someone else to help collect the Loans and to enforce this Agreement, and Borrower will pay that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law.

    ENTIRE AGREEMENT. This Agreement, the Note, and the other Related Documents, embody the final, entire agreement of the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES TO THIS AGREEMENT.

    MAXIMUM INTEREST RATE. No provision of this Agreement, the Note, or any other Related Document shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law ("THE MAXIMUM RATE"). If interest in excess of the Maximum Rate is provided for in this Agreement, in any other Related Document, or otherwise in connection with the Loan, or is adjudicated to be so provided, the provisions of this section shall govern and prevail and neither Borrower, nor any Guarantor or Grantor, shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of Advances made under this Agreement. In the event Lender ever receives, collects or applies, as interest due and payable under the Note, any sum in excess of the Maximum Rate, the amount of the excess shall be applied as a payment and reduction of the principal of the indebtedness represented by the Note; and if the principal of the indebtedness represented by the Note has been fully paid, any remaining excess shall forthwith be paid to Borrower. In determining whether or not interest paid or payable exceeds the Maximum Rate, Borrower and Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread, in equal or unequal parts, the total amount of interest throughout the entire contemplated term of the indebtedness represented by the Note so that interest for the entire term does not exceed the Maximum Rate.

    NOTICES. To give Borrower any notice required under this Agreement, Lender may hand deliver or mail such notice to Borrower at the address specified for Borrower in this Agreement, or at any other address that Borrower may have given to Lender by written notice as provided in this paragraph. To give Lender any notice under this Agreement, Borrower may hand deliver or mail such notice to Lender at the address specified in this Agreement, or at any other address that Lender may have given to Borrower by written notice as provided in this paragraph. All notices required or permitted under this Agreement must be in writing and will be considered as given on the day it is delivered by hand or deposited in the U. S. Mail in the form and to the address specified in this Agreement.

    SEVERABILITY. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

    SOLE DISCRETION OF LENDER. Whenever Lender's consent or approval is required under this Agreement, the decision as to whether or not to consent or approve shall be in the sole, but reasonable, discretion of Lender, and Lender's decision shall be final and conclusive, absent manifest error.

    SUCCESSORS AND ASSIGNS. All covenants and agreements contained by or on behalf of Borrower shall bind its successors and assigns and shall inure to the benefit of Lender, its successors and assigns. Borrower shall not, however, have the right to assign its rights under this Agreement or any interest therein, without the prior written consent of Lender.

    SURVIVAL. All warranties, representations, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement shall be considered to have been relied upon by Lender and will survive the making of the Loan and delivery to Lender of the Related Documents, regardless of any investigation made by Lender or on Lender's behalf.

    WAIVER. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender's rights or of any obligations of Borrower or of any Grantor as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent in subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

09-11-1996                      LOAN AGREEMENT                           PAGE 13
LOAN NO.                         (CONTINUED)
================================================================================


BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS LOAN AGREEMENT, AND BORROWER AGREES TO ITS TERMS. THIS AGREEMENT IS DATED AS OF SEPTEMBER 11, 1996.

BORROWER:
SEARCH FUNDING II, INC.




By: /s/ Robert D. Idzi
   ---------------------------------------------------
    Robert D. Idzi, Senior Executive Vice President


LENDER:
HIBERNIA NATIONAL BANK




By: /s/ Norm Winters
   ----------------------------------------------------
    Authorized Officer